SUBSCRIPTION AGREEMENT

                  SUBSCRIPTION AGREEMENT (this "AGREEMENT"), dated as of August 11, 2000, among Net2Phone, Inc., a Delaware corporation (the "COMPANY") and AT&T Corp., a New York corporation ("AT&T").

                  WHEREAS, AT&T has agreed to purchase (the "PURCHASE") 14,900,000 shares of Class A common stock, par value $.01, of the Company ("CLASS A STOCK") pursuant to a Stock Purchase Agreement (the "STOCK PURCHASE AGREEMENT") by and between AT&T, IDT Corporation ("IDT") and IDT Investments Inc. ("IDT Investments");

                  WHEREAS, upon the terms and subject to the conditions of this Agreement, Buyer desires to purchase 4,000,000 shares of Class A Stock and the Company desires to sell 4,000,000 shares of Class A Stock to Buyer;

                  NOW, THEREFORE, the Company and AT&T hereby agree as follows:

1.   SUBSCRIPTION.

     1.1. SUBSCRIPTION FOR CLASS A STOCK. Upon the terms and subject to the conditions of this Agreement, the Company shall issue and sell and AT&T shall purchase from the Company 4,000,000 shares of Class A Stock (the "BUYER SHARES") at a price of $75.00 per share.

     1.2. BUYER. Pursuant to the terms of Section 9.2 hereof, AT&T may assign to a directly or indirectly majority-owned subsidiary its rights under this Agreement. Until such an assignment is effected, AT&T is the "Buyer" for all purposes of this Agreement. At the time of such assignment, such subsidiary shall become the "Buyer" for all purposes of this Agreement, it being understood that AT&T shall cause Buyer to perform all of Buyer's obligations under this Agreement and that AT&T is intended to be directly and fully liable for any breach of Buyer's obligations hereunder.

     1.3. ISSUANCE OF CLASS A STOCK; EXECUTION OF ADDITIONAL AGREEMENTS.  At the
Closing:

          (a) Buyer will pay or tender to the Company cash in immediately available funds in the amount of $300,000,000 (the "PURCHASE PRICE").


          (b) The Company shall issue and deliver to Buyer a share certificate or certificates representing the Buyer Shares acquired hereunder by Buyer, which certificate or certificates shall be registered in Buyer's name in the form of other certificates representing Class A Stock.

          (c) The Company and Buyer shall execute and deliver the Registration Rights Agreement relating to the Buyer Shares and any Class A Stock purchased from IDT Investments, substantially in the form attached as EXHIBIT A hereto (the "REGISTRATION RIGHTS AGREEMENT").

     1.4. CLOSING. The issuance and delivery of the Buyer Shares by the Company to Buyer and the delivery of the Purchase Price to the Company (the "CLOSING") is taking place simultaneously herewith at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, NY 10019.

2. REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENTS OF AT&T.

     AT&T hereby represents, warrants and acknowledges to the Company as follows:

     2.1. NO REGISTRATION OF SHARES. AT&T is aware that the Buyer Shares have not been registered under the Securities Act of 1933, as amended (the "ACT"), that such offer and sale are intended to be exempt from registration under the Act and the rules promulgated thereunder by the Securities and Exchange Commission (the "SEC"), and that the Buyer Shares cannot be sold, assigned, transferred, or otherwise disposed of unless they are subsequently registered under the Act or an exemption from such registration is available. AT&T is also aware that sales or transfers of the Buyer Shares are further restricted by state securities laws and the provisions of this Agreement and that the certificates for the Buyer Shares will bear appropriate legends restricting their transfer pursuant to applicable laws, and this Agreement.

     2.2. SUITABILITY OF INVESTMENT.

          (a) Buyer is acquiring the Buyer Shares for its own account, for investment purposes only and not with a view to the resale or distribution thereof;

          (b) Buyer has not and will not, directly or indirectly, offer, sell, transfer, assign, exchange or otherwise dispose of all or any part of the Buyer Shares, except in accordance with applicable federal and state securities laws;

          (c) AT&T has such knowledge and experience in financial, business and tax matters that AT&T is capable, on Buyer's behalf, of evaluating the merits and risks relating to Buyer's investment in the Buyer Shares and making an investment decision with respect to the Company;

          (d) To the full satisfaction of AT&T, AT&T, on Buyer's behalf, has been given the opportunity to obtain information and documents relating to the Company and to ask questions of and receive answers from representatives of the Company concerning the Company and the investment in the Buyer Shares;

          (e) Neither AT&T nor any of its affiliates has engaged in any activity that would be deemed a "general solicitation" under the provisions of Regulation D as promulgated under the Act;

          (f) AT&T has such knowledge and experience in financial or business matters that it can, and it has, on Buyer's behalf, adequately analyzed the risks of an investment in the Buyer Shares and it has determined the Buyer Shares are a suitable investment for Buyer and that Buyer is able at this time, and in the foreseeable future, to bear the economic risk of a total loss of its investment in the Company;

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

          (g) AT&T is aware that there are substantial risks incident to an investment in the Buyer Shares; and

          (h) Buyer will be an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Act as presently in effect and is either purchasing for its own account or for the account of another "accredited investor," and any accounts for which Buyer is acting are each able to bear the economic risks of this investment. If Buyer is subject to ERISA, and is acquiring the Buyer Shares as a fiduciary or agent for another investor's account, Buyer will have sole investment and voting discretion with respect to such account and will have full power to make the acknowledgments, representations and agreements contained herein on behalf of such account.

     2.3. ORGANIZATION, GOOD STANDING AND QUALIFICATION. AT&T is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. AT&T has the corporate power and authority to (i) enter into and perform this Agreement and (ii) cause Buyer to perform this Agreement. At or before the Closing, Buyer shall (i) be duly organized and validly existing and in good standing under the laws of its state of formation and (ii) have the power and authority to enter into and perform this Agreement.

     2.4. AUTHORIZATION. All action on the part of AT&T necessary for the authorization, execution and delivery of this Agreement and for the performance of all obligations of AT&T hereunder (other than formation of Buyer) has been taken. This Agreement has been duly executed and delivered by AT&T and constitutes a valid and legally binding obligation of AT&T, enforceable in accordance with its respective terms, subject to (i) the laws of bankruptcy and the laws affecting creditors' rights generally and (ii) the availability of equitable remedies. At or before the Closing, all actions on the part of Buyer necessary for the authorization and delivery of this Agreement and for the performance of all obligations of Buyer hereunder shall have been taken.

     2.5. COMPLIANCE WITH OTHER INSTRUMENTS. AT&T is not in violation of any provision of its Certificate of Incorporation or Bylaws, each as amended to date, or, to AT&T's knowledge, in violation or default of any provision of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or any provision of federal or state statute, rule or regulation applicable to AT&T, which violation or default would have a material adverse effect on AT&T's ability to consummate the transactions contemplated hereby. As of the Closing, Buyer shall not be in violation of any provision of the limited liability company agreement of Buyer, or, to Buyer's knowledge, in violation or default of any provision of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or any provision of federal or state statute, rule or regulation applicable to Buyer, which violation or default would have a material adverse effect on Buyer. The execution, delivery, and performance of and compliance with this Agreement and the purchase of the Class A Stock pursuant hereto will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of AT&T or Buyer or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to AT&T or Buyer, its business or operations or any of its assets or properties.

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

     2.6. NO OTHER AGREEMENTS. Except for this Agreement, the Stock Purchase Agreement, the Voting Agreement, the letter agreement, dated March 28, 2000, between AT&T and IDT, the letter agreement dated March 30, 2000, by and among AT&T, IDT and the Company (the "THREE PARTY LETTER AGREEMENT"), the Option Agreement, dated as of April 30, 2000, between IDT and AT&T, and any agreement or understanding specifically contemplated by those agreements and this Agreement, there is no other agreement or understanding by and between IDT and AT&T or their respective affiliates. Without limiting the generality of the foregoing, as of the date hereof AT&T has not entered into any agreement with any other direct shareholder (other than IDT and Buyer) of the Company.

     2.7. HSR ACT. AT&T has completed and filed, or caused to be completed and filed, at its own cost and expense, any notification and report required to be filed under the HSR Act with respect to the transactions contemplated by this Agreement, has requested early termination of the waiting period imposed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT") and the waiting period has been terminated.

     2.8. CAPITALIZATION. If AT&T assigns its rights hereunder to a new entity, the authorized and issued capital of Buyer shall be as set forth in the Limited Liability Company Agreement of Buyer.

     2.9. CONSENTS. Except as disclosed on Schedule 2.9 or as would not have a material adverse effect on AT&T or prevent or materially delay the consummation of the transactions described herein, to AT&T's knowledge, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, regional, state or local governmental authority or any third party on the part of AT&T is required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

3. REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENTS OF THE COMPANY. Except as set forth on the Schedule of Exceptions attached hereto as Exhibit A, the Company hereby represents, warrants and acknowledges to AT&T as follows:

     3.1. ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its assets and properties, to carry on its Internet telephony business and such other businesses as conducted by the Company (the "BUSINESS"), to execute and deliver this Agreement and to issue and sell the Buyer Shares pursuant to this Agreement. To the Company's knowledge, as of the date hereof the Company possesses all governmental and other permits, licenses and other authorizations to own its properties as now owned and to conduct its Business, except where the failure to possess such governmental and other permits, licenses and other authorizations would not have a material adverse effect on the business, assets, financial condition, results of operations or properties of the Company (a "MATERIAL ADVERSE EFFECT"). To the Company's knowledge, the Company is duly qualified to transact business and is in good standing in each jurisdiction wherein the properties owned or leased or the business transacted by the Company makes such qualification to do business as a foreign corporation necessary, except for such jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. The Company has



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

duly caused to be elected John C. Petrillo and Richard R. Roscitt as members of the Board of Directors of the Company, effective as of the Closing. Howard S. Jonas has submitted his resignation from the Board of Directors of the Company, effective as of the Closing.

     3.2. CAPITALIZATION. The authorized capital of the Company consists of:

          (a) STOCK. As of August 9, 2000, (i) 6,850,000 shares of preferred stock, par value $.01 per share, none of which are validly issued and outstanding, (b) 200,000,000 shares of common stock, par value $.01 per share ("COMMON STOCK"), of which 22,396,889 shares are validly issued and outstanding and (c) 33,916,750 shares of Class A Stock shares of which are authorized and validly issued and outstanding.

          (b) OPTIONS. Except as set forth on Schedule 3.2(b), as of July 31, 2000 there are not outstanding any options, warrants, subscriptions, rights (including conversion or preemptive rights or first refusal rights) or agreements for the purchase or acquisition from the Company of any shares of the Company's capital stock or securities convertible into its capital stock. Except as set forth on Schedule 3.2(b) hereof, no stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any equity securities or rights to purchase equity securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of any merger, consolidated sale of stock or assets, change in control or any other transaction(s) by the Company. The Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

          (c) TREASURY STOCK. The Company does not hold any shares of its capital stock in its treasury.


     3.3. SUBSIDIARIES. Except as set forth on Schedule 3.3, the Company does not own or control, directly or indirectly, any equity security or other interest of any other corporation, limited partnership or other business entity.

     3.4. AUTHORIZATION. All corporate action on the part of the Company and its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and transactions contemplated hereby the performance of all obligations of the Company hereunder and the authorization, issuance and delivery of the Class A Stock being sold hereunder, have been taken or will be taken prior to the Closing, and this Agreement will be duly executed by the Company, and will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to (i) the laws of bankruptcy and the laws affecting creditors' rights generally, and (ii) the availability of equitable remedies.

     3.5. VALID ISSUANCE OF CLASS A STOCK.

          (a) The Class A Stock, when issued, sold and delivered in accordance with the terms hereof for the consideration herein, will be duly and validly issued, fully paid and nonassessable and free of any liens or encumbrances, except such as may be created or suffered by Buyer, will be in compliance with all applicable state and federal securities laws and will have the rights, preferences, privileges and limitations described in the Amended and Restated Certificate of Incorporation of the Company, attached as EXHIBIT B. As a result of the issuance contemplated herein, Buyer will become a "Holder" within the meaning of Article Fourth, Section (3)(e)(2) of the Company's Amended and Restated Certificate of Incorporation, with the effect that the shares of Class A Stock sold by IDT Investments under the Stock Purchase Agreement will not be converted by their terms into Common Stock, par value $.01 per share, of the Company.

          (b) Subject to the accuracy of and in reliance upon the representations in Section 2 hereof and the compliance with all applicable restrictions on transferability, the offer, sale and issuance of the Class A Stock by the Company in conformity with the terms of this Agreement constitute a transaction exempt from the registration requirements of
     Section 5 of the Act. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

          (c) The sole stock option and incentive plan of the Company is the Net2Phone, Inc. 1999 Amended and Restated Stock Option and Incentive Plan.

          3.6. CONSENTS.

          (a) Except as disclosed on Schedule 3.6(a) or as would not have a Material Adverse Effect or prevent or materially delay the consummation of the transactions described herein, to the Company's knowledge, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, regional, state or local governmental authority or any third party on the part of the Company is required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

          (b) To the Company's knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its Business or the ownership of its properties which violation would have a Material Adverse Effect.

     3.7. LITIGATION. Except as set forth on Schedule 3.7 or as would not have a Material Adverse Effect or prevent or materially delay the consummation of the transactions described herein, to the Company's knowledge, there is no action, suit, claim, arbitration, proceeding or investigation pending or currently threatened against the Company or the Business, or against any officer, director or employee of the Company in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of, the Company, nor is the Company aware of any event or circumstances that it expects to form the basis for such an action, suit, claim, proceeding or investigation. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that would have a Material Adverse Effect or prevent or materially delay the consummation of the transactions described herein.

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


     3.8. INTELLECTUAL PROPERTY.

          (a) The Company hereby refers AT&T to Schedule 3.8(a) and the risk factors referenced in Schedule 3.8(a), which Schedule modifies all representations made in this Section 3.8. Except as set forth on Schedule 3.8(a), as of the date hereof the Company has no knowledge of any infringement by it of any third-party patents, trademarks, service marks, trade names, copyrights, trade secrets, information and other proprietary rights and processes necessary for the Business (collectively, the "INTELLECTUAL PROPERTY RIGHTS"). Except as set forth on Schedule 3.8(a), as of the date hereof the Company has no knowledge of any obligation to make any payments by way of royalties, fees or otherwise to any owner or licensor of, or other claimant to, any patent, trademark, service mark, trade name, copyright, trade secret, information or other proprietary right, with respect to the use thereof, or in connection with the conduct of the Business or otherwise other than royalties, fees or other payments
     (i) that would not have a Material Adverse Effect, (ii) arising from the purchase of "off the shelf" or standard products, or (iii) that are paid or payable in connection with strategic relationships, partnering agreements, bundling agreements, web linking agreements, agency agreements, affiliation agreements or other similar business arrangements in the ordinary course of the Business (excluding any such arrangements or agreements entered into as part of the settlement of any potential or actual dispute or claim against the Company). Except as set forth on Schedule 3.8(a), the Company has no knowledge of any third party that is infringing upon or violating any of the Company's Intellectual Property Rights. The Company has no knowledge that it is necessary to utilize any inventions or trade secrets of any of its employees made prior to their employment by the Company, except for patented inventions or trade secrets that have been assigned to the Company. Since the Company's organization, reasonable security measures have been taken to protect the secrecy, confidentiality and value of the Company's trade secrets (except where the failure to do so would not have a Material Adverse Effect). The Company has a valuable body of trade secrets, including know-how, concepts, computer programs and other technical data (the "PROPRIETARY INFORMATION") for the development, manufacture and sale of its products. To its knowledge, the Company has the right to use the Proprietary Information free and clear of any rights, liens, encumbrances or claims of others, except that the possibility exists that other persons may have independently developed trade secrets or technical information similar or identical to those of the Company. The Company has no knowledge of any misappropriation of its Proprietary Information. The Company has no knowledge that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business.

          (b)  The   Company   has   registered   the  URL   addresses   of  the
     "net2phone.com" and "EZSurf.com" web sites (the "WEB SITES") with the appropriate organizations, in accordance with customary industry practice.

     3.9. COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation of any provision of its Amended and Restated Certificate of Incorporation or Bylaws, each as


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

amended to date, or, to the Company's knowledge, in violation or default of any provision of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, which violation or default would have a Material Adverse Effect. To the Company's knowledge and except as would not have a Material Adverse Effect or prevent or materially delay the consummation of the transactions described herein, the execution, delivery, and performance of and compliance with this Agreement and the issuance and sale of the Class A Stock pursuant hereto will not, with or without the passage of time or giving of notice, result in any such violation, or be in conflict with or constitute a default under any such term, or result in the creation of any material mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

     3.10. SEC FILINGS. All reports and materials filed by the Company with the SEC were accurate and true in all material respects as of the date such reports and materials were filed.

     3.11. FINANCIAL STATEMENTS. The Company has delivered to AT&T its audited consolidated financial statements (balance sheet, statement of operations, statement of stockholders' deficit and statement of cash flows) for the fiscal years ended July 31, 1998 and July 31, 1999 (the "BALANCE SHEET DATE"), its unaudited balance sheet as at April 30, 2000 and unaudited statements of income, cash flow and stockholders' equity for the six-month period ending on April 30, 2000 (the "STATEMENT DATE") (together, the "FINANCIAL STATEMENTS"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The balance sheets included in the Financial Statements accurately set forth and fairly present the financial condition and operating results of the Company as of the dates thereof and reflect all material liabilities, contingent or otherwise, of the Company as of such dates, and the statements of operations included in the Financial Statements accurately present the operating results of the Company during the periods indicated therein. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the Statement Date and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

     3.12. LABOR AGREEMENTS AND ACTIONS; EMPLOYEES. The Company is not bound by or subject to any agreement with any labor union, and no labor union has requested or, to the Company's knowledge, has sought to represent any of the employees of the Company. There is no strike or other labor dispute involving the Company or the Business pending or, to the Company's knowledge, threatened, that would have a Material Adverse Effect. The Company is not aware of any labor organization activity involving the employees of the Company or


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

otherwise affecting the Business. To the Company's knowledge, no employee, officer or consultant of the Company is in violation of any material term of employment contract, patent disclosure agreement or any other contract or
agreement,  or  any  material  judgment,   decree  or  order  of  any  court  or
administrative agency, relating to the relationship of any such employee, officer or consultant with the Company or any other party because of the nature of the Business; nor, to the Company's knowledge, has any such employee, officer, or consultant received written notice or communication of such a violation. Except as set forth on Schedule 3.12, the Company has no knowledge that any officer or Key Employee, or that any group of Key Employees, intends to terminate their employment with the Company or its Subsidiaries, nor does the Company have a present intention to terminate the employment of any of the foregoing. Subject to general principles related to wrongful termination of employees or other applicable laws, the employment of each officer and employee of the Company is terminable at the will of the Company. The carrying on of the Business by the employees of the Company will not, to the best of the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any material contract, covenant or instrument under which any such employees are now obligated. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. For purposes of this Agreement, "KEY EMPLOYEE" shall mean each of Clifford M. Sobel, Howard S. Balter, Ilan Slasky and Glenn J. Williams.

     3.13. INTERESTED PARTY TRANSACTIONS; OBLIGATIONS TO RELATED PARTIES. Except as disclosed on Schedule 3.13 hereto, to the Company's knowledge, there are no transactions required to be disclosed in the Company's Form 10-K for the year ended July 31, 2000 pursuant to Item 404 of the Regulation S-K promulgated under the Act. To the Company's knowledge, there are no obligations of the Company to officers, directors, stockholders, or employees of the Company other than for indemnification, payment of salary for services rendered, reimbursement for reasonable expenses incurred on behalf of the Company and for other standard employee benefits made generally available to all employees.

     3.14. TAX RETURNS AND PAYMENTS. The Company has timely filed all tax returns (federal, state and local) required to be filed by it the failure to file which would not have a Material Adverse Effect. All taxes shown to be due and payable on such returns, any assessments imposed, and to the Company's knowledge all other taxes due and payable by the Company on or before the Closing have been paid or will be paid prior to the time they become delinquent. The Company has not been advised (i) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (ii) of any material deficiency in assessment or proposed judgment to its federal, state or other taxes. The Company has no knowledge of any material liability of any tax to be imposed upon its properties or assets that is not adequately provided for. The Company has not executed any waiver of any statute of limitations on the assessment or calculation of any tax or governmental charge. Except as would not have a Material Adverse Effect, the Company has withheld or collected from each payment made to each of its employees the amount of all taxes required to be withheld or collected therefrom.

     3.15. REGISTRATION RIGHTS. Except as set forth in Schedule 3.15, the Company is presently not under any obligation, and has not granted any rights, to register under the Act any of the Company's presently outstanding securities or any of its securities that may hereafter be issued.

      3.16. CHANGES. Except as (i) set forth in Schedule 3.16 or as disclosed in the reports and materials filed by the Company with the SEC or (ii) otherwise expressly contemplated by this Agreement, since the Balance Sheet Date, there has not been:

          (a) Any material adverse change in the Business or operations of the Company resulting from the actions or inactions of the management of the Company, excluding actions or decisions not to act taken in good faith and with the appropriate degree of care, and excluding changes in general economic conditions, general changes in the industry in which the Company is engaged and general changes in technology;

          (b) Any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

          (c) Any cancellation, compromise or waiver by the Company of a financial right or of a material debt owed to it;

          (d) Any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, other than in the ordinary course of business and that individually or in the aggregate has had or is reasonably expected to have a Material Adverse Effect;

          (e) Any material change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject;

          (f) Any direct or indirect loans made by the Company to any stockholder, employee, officer or director of the Company, other than advances made in the ordinary course of business;

          (g) Any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

          (h) Any declaration or payment of any dividend or other distribution of the assets of the Company or any purchase or redemption of any of its outstanding capital stock;

          (i) Any material sale, transfer or lease of the assets of the Company, except in the ordinary course of business;

          (j) Any physical damage, destruction or loss (whether or not covered by insurance) which individually or in the aggregate has had or is reasonably expected to have a Material Adverse Effect;

          (k) Any issuance or sale of any shares of the capital stock or other securities of the Company or grant of any options with respect thereto, or any modification of any of the capital stock of the Company other than pursuant to the transactions contemplated hereby, the engagement letter with the Placement Agreement and the Sobel Agreement;

          (l) Any mortgage, pledge or lien incurred with respect to any of the assets of the Company having a value in excess of $50,000;

          (m) Any material agreement or commitment by the Company to do any of the things described in this Section 3.16.

     3.17. D&O INSURANCE. The Company has obtained directors' and officers' liability insurance and such other policies of insurance approved from time to time by the Board of Directors, issued by insurers of recognized standing and responsibility, with such coverage and in such amounts as are customary in the case of companies of established reputation engaged in the same or similar business and similarly situated.

     3.18. MATERIAL AGREEMENTS.

          (a) Set forth on Schedule 3.19(a) and in the reports and materials filed by the Company with SEC is a complete list of all agreements, contracts, leases, licenses, instruments and commitments (oral or written) to which the Company is a party or is bound that would be required to be filed with or incorporated by reference into the Company's Annual Report on Form 10-K for the year ended July 31, 2000 pursuant to Item 601 of Regulation S-K promulgated under the Act ("MATERIAL AGREEMENTS").

          (b) To the Company's knowledge, the Company has not materially breached, nor does the Company have any knowledge of any claim that the Company has breached, any term or condition of (i) any Material Agreement, or (ii) any other agreement, contract, lease, license, instrument or commitment that, individually or in the aggregate, would have a Material Adverse Effect. Each Material Agreement is in full force and effect, and, to the Company's knowledge, no other party to such Material Agreement is in default thereunder. Except as set forth on Schedule 3.19(b), the Company is not a party to any agreement that materially restricts its ability to market or sell any of its products (whether by territorial restriction or otherwise).

     3.19. ACTIONS BY THE BOARD OF DIRECTORS OF THE COMPANY. The Board of Directors of the Company has adopted an amendment to the Company's Amended and Restated Certificate of Incorporation (i) increasing the number of authorized shares of Class A Stock by 4,000,000 and (ii) increasing the maximum number of directors that may serve on the Board of Directors of the Company from 11 to 13 (the "AMENDMENT"). The Board of Directors of the Company has also (i) resolved to nominate AT&T's designees to the additional two seats on the Board of Directors and (ii) confirmed that the restrictions contained in Section 203 of the Delaware General Corporation Law shall not apply to any business combination between the Company and AT&T or Buyer.

4. COVENANTS. The Company and AT&T hereby covenant and agree as follows:

     4.1. LEGAL FEES AND EXPENSES. Each of the Company and AT&T shall bear the fees and expenses of its counsel incurred in connection with the review and negotiation of this

Agreement, and all other documentation necessary to consummate the transactions contemplated hereby, and all fees and expenses of such counsel incurred in connection with its legal due diligence investigation of the Company and its business prospects, whether or not the transactions contemplated hereby are consummated.

     4.2. GOVERNMENTAL INQUIRIES. AT&T and the Company shall use their respective commercially reasonable efforts to respond, as promptly as reasonably practicable, to any inquiries received from the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "ANTITRUST DIVISION") for additional information or documentation, and to respond, as promptly as reasonably practicable, to all inquiries and requests received from any supranational, national, state, municipal or local government, any instrumentality, subdivision, court, administrative agency or commission or authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority (a "GOVERNMENTAL AUTHORITY") in connection with antitrust matters. AT&T and the Company shall use their respective commercially reasonable efforts to overcome any objections which may be raised by the FTC, the Antitrust Division or any other Governmental Authority having jurisdiction over antitrust matters. AT&T and the Company shall (i) promptly notify the other party of any communication to that party from the FTC, the Antitrust Division, any state attorney general or any other Governmental Authority and, subject to applicable law, permit the other party to review in advance any proposed written communication to any of the foregoing; (ii) not agree to participate in any substantive meeting or discussion with any Governmental Authority in respect of any filings, investigation or inquiry concerning this Agreement or the transactions contemplated hereby unless it consults with the other party in advance and, to the extent permitted by such Governmental Authority, gives the other party the opportunity to attend and participate thereat; and (iii) furnish the other party with copies of all correspondence, filings, and communications (and memoranda setting forth the substance thereof) between them and their affiliates and their respective representatives on the one hand, and any Government Authority or members or their respective staffs on the other hand, with respect to this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, no party shall be required to make any significant change in the operations or activities of the business (or any material assets employed therein) of such party or any of its affiliates if a party determines in good faith that such change would be materially adverse to the operations or activities of the business (or any material assets employed therein) of such party or any of its affiliates having significant assets, net worth or revenue.

     4.3. TRANSACTIONS BETWEEN AT&T AND THE COMPANY. Any contract or transaction, including a license, between AT&T or any of its affiliates and the Company involving the potential payment to or from the Company of more than $500,000, or any business combination between the Company, on the one hand, and IDT, AT&T or Buyer or any of its affiliates, on the other hand, shall be subject to the approval of a majority of the directors of the Company who are not employed by, providing material services for compensation to or otherwise affiliated with AT&T, IDT, Buyer or any member of Buyer or their affiliates (the "INDEPENDENT Directors"); PROVIDED that the requirement for such approval shall cease to apply at such time as Buyer becomes the beneficial owner of more than 85% or less than 15% of the voting power of the Company; and PROVIDED FURTHER that the majority approval requirement of the Independent Directors shall not be required with respect to the granting of a license by the Company to AT&T which does not contain terms, conditions and pricing that are more favorable to the licensee than those contained in a license granted to any other person, which license has been approved or ratified by a majority of the Independent Directors.

     4.4. TAKING OF NECESSARY ACTION. Each of the parties hereto agrees to use its best efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws consummate and make effective the transactions contemplated hereby. Without limit the foregoing, AT&T and the Company will, and AT&T will cause Buyer to, use their respective best efforts to make or cause to be made all filings and obtain all approvals and consents of governmental authorities necessary or, in the opinion of AT&T and the Company, advisable in order to permit the consummation of the transactions contemplated hereunder.

     4.5. THIRD DIRECTOR. After the Closing, the Company shall duly cause to be elected to the Board of Directors of the Company a designee, as named by AT&T, as soon as reasonably practicable after such designee is named by AT&T.

5. CONDITIONS OF BUYER'S OBLIGATIONS AT CLOSING. The obligations of Buyer to purchase and pay for the Buyer Shares at Closing are subject to satisfaction or waiver of each of the following conditions precedent:

     5.1. REPRESENTATIONS AND WARRANTIES; COVENANTS. Each of the representations and warranties of the Company set forth in this Agreement that is qualified as to materiality or Material Adverse Effect shall have been true and correct when made and shall be true and correct on and as of the Closing as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date), and each of the representations and warranties of the Company that is not so qualified shall have been true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing as if made on and as of the such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date). The Company shall have performed in all material respects all obligations and complied with all agreements, undertakings, covenants and conditions required hereunder to be performed by the Company at or prior to the Closing.

     5.2. RESOLUTIONS. The Company shall have delivered to AT&T a certified copy of the resolutions of the Board of Directors of the Company authorizing the transactions contemplated hereby.

     5.3. CERTIFICATE. AT&T shall have received a certificate, dated as of the Closing, executed by an executive of the Company and stating that the conditions set forth in Section 5.1 above have been satisfied.

     5.4. FORCE MAJEURE. Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) a suspension of trading in securities generally on the Nasdaq National Market by the SEC, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a declaration of a banking moratorium by federal or state authorities of the United States or (iii) an escalation of a national emergency or war by the United States which, in any such case, would have a Material Adverse Effect.

     5.5. CONSENTS, PERMITS AND WAIVERS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement except for any such consents, permits or waivers that would not have a Material Adverse Effect or would prevent or materially delay the consummation of the transactions described herein.

     5.6. SHAREHOLDER APPROVAL OF THE AMENDMENT. The Amendment shall have been filed with the Secretary of State of Delaware.

     5.7. THE PURCHASE. AT&T, IDT and IDT Investments shall be ready, willing and able to consummate the Purchase, it being understood that this condition will be deemed to have been satisfied if IDT did not consent in writing to the failure to consummate the Purchase and the failure to consummate the Purchase constituted a breach by AT&T of its obligations under the Stock Purchase Agreement without reference to Section 7.1(b) of the Stock Purchase Agreement.

6. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to issue and sell the Buyer Shares to Buyer at the Closing are subject to satisfaction or waiver of each of the following conditions precedent:

     6.1. REPRESENTATIONS AND WARRANTIES; COVENANTS. Each of the representations and warranties of AT&T set forth in this Agreement that is qualified as to materiality or material adverse effect shall have been true and correct when made and shall be true and correct on and as of the Closing as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date), and each of the representations and warranties of AT&T that is not so qualified shall have been true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing as if made on and as of the such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date). AT&T shall have performed in all material respects all obligations and complied with all agreements, undertakings, covenants and conditions required hereunder to be performed by AT&T at or prior to the Closing.

     6.2. OTHER AGREEMENTS. The Registration Rights Agreement has been executed and delivered by the parties thereto.

     6.3. SHAREHOLDER APPROVAL OF THE AMENDMENT. The Amendment shall have been filed with the Secretary of State of Delaware.

7. TRANSFER LIMITATIONS: 1933 ACT LEGEND. Unless sold pursuant to an effective registration statement, each certificate representing Buyer Shares shall bear a legend substantially in the following form:

     "The shares represented by this certificate have not been registered under the United States Securities Act of 1933, as amended (the "ACT"), and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under the Act or, except as otherwise permitted pursuant to Rule 144 under the Act or another exemption from registration under the Act or an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that such registration is not required and are subject to transfer restrictions as set forth in a Subscription Agreement, dated August 11, 2000, copies of which may be obtained from the Company."

     The foregoing legend, if necessary, shall be removed from the certificates representing any Class A Stock, at the request of the holder thereof, at such time as (i) they are sold pursuant to an effective registration statement, (ii) they become eligible for resale pursuant to Rule 144(k) under the Act or another provision of Rule 144 of the Act pursuant to which all or a portion of such underlying Common Shares could be sold in a single transaction, or (iii) an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that the proposed transfer is exempt from the Act. The transfer agent for Common Shares will issue new Common Shares without the legend upon receipt of a certificate from AT&T or its affiliate stating that the Common Shares have been registered or transferred pursuant to an effective registration statement under the Act or can be sold in reliance upon Rule 144 or the Company has received an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer is exempt from the Act.

8. TERM.

     8.1. TERMINATION BY AT&T OR THE COMPANY. The Company or AT&T may terminate this Agreement if IDT, IDT Investments or AT&T terminates the Stock Purchase Agreement.

     8.2. EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 8.1 above, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the parties hereto, except for the obligations set forth in Sections 9.3, 9.6, 9.7, 9.9, 9.12 and 9.13; PROVIDED, HOWEVER, that, subject to Section 9.12, the foregoing shall not relieve any party of any liability for damages incurred as a result of any breach of this Agreement; and PROVIDED FURTHER, that, in the absence of actual fraud, neither party shall be liable to the other for the inaccuracy of any representation made in this Agreement in the event of a termination.

9. MISCELLANEOUS.

     9.1. SURVIVAL OF COVENANTS. The representations and warranties contained in Sections 2 and 3 hereof and all claims with respect thereto shall survive for one year from the date hereof and the covenants contained in Section 4 hereof shall survive indefinitely.

     9.2. SUCCESSORS AND ASSIGNS. This Agreement may not be assigned by AT&T or the Company without the prior written consent of the other party hereto; PROVIDED, HOWEVER, that AT&T may transfer its rights under this Agreement to one majority-owned subsidiary without the consent of the Company. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     9.3. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law provisions thereof. Each of the Company and AT&T hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the Company and AT&T irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

     9.4. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall be deemed to constitute one and the same instrument.

     9.5. CAPTIONS AND HEADINGS. The captions and headings used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

     9.6. NOTICES. Unless otherwise provided, any notice or other communication required or permitted to be given or effected under this Agreement shall be in writing and shall be deemed effective upon personal or facsimile delivery to the party to be notified or three business days after deposit with an internationally recognized courier service, delivery fees prepaid, and addressed to the party to be notified at the following respective addresses, or at such other addresses as may be designated by written notice; PROVIDED that any notice of change of address shall be deemed effective only upon receipt:

If to the Company:                         Net2Phone, Inc.
                                           171 Main Street
                                           Hackensack, NJ 07601
                                           Attn: Glenn F. Williams,
                                                 General Counsel
                                           Fax: (201) 530-4159

with a copy to:                            Kirkland & Ellis
                                           AON Center
                                           200 East Randolph Drive
                                           Chicago, Illinois  60601
                                           Attn:  Richard W. Porter
                                           Fax:  (312) 861-2200

If to AT&T:                                AT&T Corp.
                                           295 North Maple Avenue
                                           Basking Ridge, New Jersey  07920
                                           Attn:  Marilyn J. Wasser,
                                                  Vice President-Law and
                                                  Secretary
                                           Fax: (908) 221-6618
with a copy to:                            Wachtell, Lipton, Rosen & Katz
                                           51 West 52nd Street
                                           New York, New York  10019
                                           Attn:  Seth A. Kaplan
                                           Fax:  (212) 403-2000


     9.7. FINDER'S FEE. Each of the Company, on the one hand, and AT&T, on the other hand, severally represents and warrants to the other party hereto that neither it nor any of its officers, directors, general partners, agents, employees or affiliates, has engaged or authorized any broker or finder to act, directly or indirectly, on its behalf, in connection with the transactions contemplated by this Agreement, or has consented to or acquiesced in anyone so acting, and it knows of no claim by any person for compensation from it for so acting or of any basis for such a claim. The provisions of this Section 9.7 shall survive any termination of this Agreement. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 9.7 being untrue.

     9.8. AMENDMENTS AND WAIVERS. Except as provided in Section 9.13, any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each of the Company and AT&T. Any amendment or waiver effected in accordance with this
Section 9.8 shall be binding upon each holder of any Common Shares (as defined in Article Fourth of the Company's Amended and Restated Certificate of Incorporation) purchased under this Agreement at the time outstanding, each future holder of all such Common Shares (as defined in Article Fourth of the Company's Amended and Restated Certificate of Incorporation), and the other parties to this Agreement.

     9.9. SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     9.10. ENTIRE AGREEMENT. Except for Sections 7 and 8 of the Three-Party Letter Agreement (and the agreements entered into pursuant thereto), this Agreement (and the Exhibits hereto) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and discussions between them, and all documents delivered by or on behalf of the Company to AT&T and its agents and representatives, with respect to such subject matter.

     9.11. PUBLICITY. The parties hereto shall not issue, publish or disseminate or cause to be issued, published or disseminated any press release or public communication relating to this Agreement or any of the transactions contemplated herein or therein using the name or any trademark, logo, tradename, trade dress or other intellectual property or otherwise referring to AT&T or the Company or any affiliate or beneficial owner of AT&T or the Company as the case may be, without the prior written consent of such other party (which consent shall not be unreasonably withheld); provided, however, that either party may make, after reasonable consultation with the other party, any disclosure or announcement of information it is obligated to make pursuant to applicable law or regulation, including any applicable law or regulation of the SEC, the New York Stock Exchange, the Nasdaq National Market, or any other national securities exchange or self-regulatory organization, as applicable.

     9.12. THIRD-PARTY BENEFICIARIES. Nothing in this Agreement, express or implied, is intended or shall be construed to create any third-party beneficiaries. AT&T agrees that the Company has no liability with respect to or which may arise out of the Stock Purchase Agreement.

     9.13. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION 9.13 HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS SHALL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS TO (OR ASSIGNMENTS OF) THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL (WITHOUT A JURY) BY THE COURT.

     9.14.   DEFINITION  OF   "KNOWLEDGE."   For  purposes  of  this  Agreement,
"knowledge" with respect to the Company or "the Company's knowledge" means the actual knowledge (after performing due inquiry) of the Key Employees as of the date hereof.

                  IN WITNESS WHEREOF, AT&T and the Company have executed this Agreement on the day and year first above written.

NET2PHONE, INC.

    By:   /s/ Howard Balter
         ----------------------------
  Name:       Howard Balter
 Title:       Chief Executive Officer

AT&T CORP.

    By:   /s/ Edward M. Dwyer
         ----------------------------
  Name:       Edward M. Dwyer
 Title:       Vice President and Treasurer